--------------------
                                     844-0-1
                              --------------------

                                AMENDMENT TO THE

            FACULTATIVE REINSURANCE AGREEMENT DATED September 1, 1991
                    (covering plans other than Business Term)

                                     between

                     CENTURY LIFE OF AMERICA, Waverly, Iowa

                                       and

          GENERAL AMERICAN LIFE INSURANCE COMPANY, St. Louis, Missouri

                   This Amendment is Effective October 1, 1992

I.   RETENTION LIMITS

     Exhibit A of this Agreement is hereby replaced by the attached Exhibit A schedule of revised retention limits.

II. All provisions of the Facultative Reinsurance Agreement not amended herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Amendment in duplicate as follows:

                                                 CENTURY LIFE OF AMERICA

By: /s/ Robert M. Buckingham                     By: /s/ Barbara L. Hanson
    -----------------------------------              ---------------------------

Title: Vice President Valuation Actuary          Title: Secretary
      ---------------------------------                -------------------------

Date: Nov. 10, 1992
     ----------------------------------

                                         GENERAL AMERICAN LIFE INSURANCE COMPANY

By: /s/ Bruce Counce                             By: /s/ Greig Woodring
    -----------------------------------              ---------------------------

Title: Vice President, Sales                     Title: Executive Vice President
      ---------------------------------                -------------------------

Date: October 1, 1992
     ----------------------------------

                                    EXHIBIT A

                   CENTURY LIFE OF AMERICA RETENTION SCHEDULE
                            EFFECTIVE OCTOBER 1, 1992

                                        LIFE
                                        ----

                   AGES                                    STANDARD
                   --------                                --------
                    0-70                                   $500,000
                   71-80                                     50,000

                   AGES                                    TABLES A-P
                   -------                                 ----------
                    0-60                                   $500,000
                   61-70                                    300,000
                   71+                                       50,000

                          WAIVER OF PREMIUM DISABILITY
                          ----------------------------
                        $1,000,000 of Total Life in Force

                                ACCIDENTAL DEATH
                                ----------------
                                   $150,000

The above amounts shall be exceeded by as much as $15,000 to avoid reinsurance.

(Rev. 10-1-92)